                                                                    Exhibit 16.1

                                                                MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS

July 26, 2006

Securities and Exchange Commission
100 F Street NE
Washington, DC
20549  USA

Dear Sirs:

RE:    EDGEMONT RESOURCES CORP.
       FILE REF. NO. 333-130586

We were previously the principal accountants for Edgemont Resources Corp. and we reported on the  financial  statements  of Edgemont  Resources  Corp.  as of the periods  since October 31, 2005. As of July 26, 2006, we were not engaged as the principal  accountants  for  Edgemont  Resources  Corp.  We have  read  Edgemont
Resources Corp.'s  statements under Item 4 of its Form 8-K, dated July 26, 2006, and we agree with such statements.

For the most recent  fiscal period  through to July 26, 2006,  there has been no disagreement between Edgemont Resources Corp. and Morgan & Company on any matter of accounting  principles  or  practices,  financial  statement  disclosure,  or auditing  scope  or  procedure,  which  disagreement,  if  not  resolved  to the satisfaction of Morgan & Company would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Morgan & Company

Chartered Accountants